UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2014 (May 22, 2014)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13831	74-2851603
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 22, 2014, Quanta Services, Inc. (the “Company” or “Quanta”) held its 2014 Annual Meeting of Stockholders.

(b)	The following table presents the final voting results for the items that were presented for stockholder approval. Unless otherwise indicated, all results presented below reflect the voting power of the Common Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class.

	For	Against	Abstain	Broker Non-Votes
(1) Election of Directors by Holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock
James R. Ball	152,166,769	16,902,718	307,820	12,066,363
J. Michal Conaway	155,666,955	13,401,761	308,591	12,066,363
Vincent D. Foster	161,627,700	7,443,267	306,340	12,066,363
Bernard Fried	167,999,328	1,071,221	306,758	12,066,363
Louis C. Golm	164,529,594	4,538,943	308,770	12,066,363
Worthing F. Jackman	167,668,331	1,402,108	306,868	12,066,363
James F. O’Neil III	167,110,929	1,958,267	308,111	12,066,363
Bruce Ranck	168,050,248	1,033,597	293,462	12,066,363
Margaret B. Shannon	165,967,682	3,102,812	306,813	12,066,363
Pat Wood, III	165,163,133	3,905,460	308,714	12,066,363
(2) Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2014	179,017,208	2,051,760	374,702	—
(3) Approval, by non-binding advisory vote, of Quanta’s executive compensation	166,794,722	1,900,566	682,019	12,066,363

Based on the voting as reported above, the ten director nominees named above were elected as Directors of the Company. In addition, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 and approved, by non-binding advisory vote, the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2014	QUANTA SERVICES, INC.

	By:	/s/ Eric B. Brown
Name: Eric B. Brown
Title: Vice President and General Counsel